Q3 2014 Earnings Presentation 0November 5, 2014 Exhibit 99.2

I. Introduction Ben Slusarchuk, VP Finance II. Operational Highlights Chris Bradshaw, Acting CEO and CFO III. Financial Review Chris Bradshaw, Acting CEO and CFO IV. Questions & Answers Q3 2014 Earnings Call Agenda 1

2 This presentation contains “forward-looking statements.” Forward-looking statements give the Company’s current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Such risks, uncertainties and other important factors include, among others, the Company’s dependence on, and the cyclical nature of, the offshore oil and gas industry; the Company’s dependence on oil and gas exploration and development activity in the areas where the Company operates; fluctuations in worldwide prices of and demand for oil and natural gas; the ability to successfully expand into other geographic and helicopter service markets; the impact of increased U.S. and foreign government regulation and legislation, including potential government implemented moratoriums on drilling activities; the requirement to engage in competitive processes or expend significant resources with no guaranty of recoupment; inherent risks in operating helicopters; the failure to maintain an acceptable safety record; the grounding of all or a portion of our fleet for extended periods of time or indefinitely; reduction or cancellation of services for government agencies; reliance on a small number of helicopter manufacturers and suppliers; political instability, governmental action, war, acts of terrorism and changes in the economic condition in any foreign country where the Company does business, which may result in expropriation, nationalization, confiscation or deprivation of our assets or result in claims of a force majeure situation; declines in the global economy and financial markets; foreign currency exposure and exchange controls; credit risk exposure; the ongoing need to replace aging helicopters; the Company’s reliance on the secondary used helicopter market to dispose of older helicopters; the Company’s reliance on a small number of customers; allocation of risk between the Company and its customers; liability, legal fees and costs in connection with providing emergency response services; risks associated with the Company’s debt structure; operational and financial difficulties of the Company’s joint ventures and partners; conflict with the other owners of the Company’s non-wholly owned subsidiaries and other equity investees; adverse results of legal proceedings; adverse weather conditions and seasonality; adequacy of insurance coverage; the attraction and retention of qualified personnel; restrictions on the amount of foreign ownership of the Company’s common stock; the effect of the Spin-off, including the ability of the Company to recognize the expected benefits from the Spin-off and the Company’s dependence on SEACOR’s performance under various agreements; and various other matters and factors included in the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and other SEC filings. These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact the Company’s business. Except to the extent required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation includes disclosure of the Company’s Net Asset Value. The Company’s Net Asset Value is based upon the fair market value (FMV) of the Company’s owned helicopters plus the book value of the Company’s other assets less the Company’s liabilities. The Company derives FMV from observable market data if available and may require utilization of estimates, application of significant judgment and assistance of valuation specialists. In some cases, FMV is obtained from third party analysts. There is no assurance that FMV of an asset represents the amount that Era could obtain from an unaffiliated third party in an arm’s length sale of the asset. Cautionary Statement Regarding Forward Looking Statements

3 This presentation includes EBITDA and Adjusted EBITDA as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest (includes interest income, interest expense and interest expense on advances from SEACOR), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for SEACOR Management Fees and certain other items that occurred during the reporting period. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow available for discretionary use, as they do not consider certain cash requirements, such as debt service requirements. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, nor as a substitute for analysis of our results as reported under GAAP. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. A reconciliation of EBITDA and Adjusted EBITDA is included in this presentation. Non-GAAP Financial Measures Reconciliation

4 Operational Highlights

10% 5 Q3 2014 Highlights Revenue ($000s) Adjusted EBITDA (excl. gains) ($000s) Flight Hours 12% 5% Unchanged • Record revenue of $90.5mm • Record Adjusted EBITDA excluding gains ̶ Special items included charges related to the accelerated recognition of compensation for our former CEO • Net income of $4.3mm and EPS of $0.21 ̶ After-tax CEO severance costs: $0.08 ̶ After-tax derivative loss: $0.05 9% 11% $80,997 $90,510 $86,580 $90,510 – $25,000 $50,000 $75,000 $100,000 $125,000 Q3 2013 Q3 2014 Q2 2014 Q3 2014 16,190 14,625 14,625 14,625 0 5,000 10,000 15,000 20,000 Q3 2013 Q3 2014 Q2 2014 Q3 2014 $22,867 $24,844 $22,395 $24,844 – $10,000 $20,000 $30,000 $40,000 Q3 2013 Q3 2014 Q2 2014 Q3 2014

6 Oil & Gas – Gulf of Mexico Revenue ($000s) Flight Hours 4% 6%31% 2% • Record revenue of $52.9mm • The year-over-year comparison benefitted from our EC225s operating for a full quarter compared to partial quarter in prior year and increased charter activity at higher rates for medium helicopters • The more modest sequential quarter increase was primarily due to higher utilization of our EC225 helicopters, which more than offset lower utilization for other aircraft classes $40,503 $52,870 $51,715 $52,870 – $25,000 $50,000 $75,000 Q3 2013 Q3 2014 Q2 2014 Q3 2014 10,003 10,594 11,065 10,594 0 5,000 10,000 15,000 Q3 2013 Q3 2014 Q2 2014 Q3 2014

7 Oil & Gas – Alaska Revenue ($000s) Flight Hours 16% 43% 14% 67% • Decline in revenue over the prior year quarter due to a smaller fleet and lower utilization • Sequential quarter decline primarily due to lower utilization of medium helicopters $14,003 $7,984 $9,305 $7,984 – $5,000 $10,000 $15,000 $20,000 Q3 2013 Q3 2014 Q2 2014 Q3 2014 2,860 939 1,122 939 0 1,000 2,000 3,000 4,000 5,000 Q3 2013 Q3 2014 Q2 2014 Q3 2014

$1,248 $1,514 $173 $1,514 – $1,000 $2,000 Q3 2013 Q3 2014 Q2 2014 Q3 2014 8 Oil & Gas – International Revenue ($000s) • Increase in revenue over the prior year quarter primarily due to higher rates • Sequential quarter increase due to the start of a short-term contract ̶ This contract concluded subsequent to quarter end 21% 775%

9 Dry Leasing Revenue ($000s) 19% 8% • Increased revenues due to increased cash collections from Aeroleo ̶ Aeroleo cash collections increased $3.1mm over prior year quarter and $2.3mm over Q2 2014 ̶ Partially offset by leases which ended subsequent to prior year quarter • In addition to Aeroleo, we dry lease helicopters to third party helicopter operators in India, the North Sea, Spain and Sweden • Revenues from Aeróleo and a customer in India continue to be recognized on a cash receipts basis due to liquidity issues experienced by both customers ̶ Deferred revenue balance of $27.8mm from Aeroleo and $1.7mm from India $10,376 $12,392 $11,466 $12,392 – $5,000 $10,000 $15,000 $20,000 $25,000 Q3 2013 Q3 2014 Q2 2014 Q3 2014

10 Search and Rescue Revenue ($000s) Flight Hours 23% 11% 17% 35% • Increase in revenues over the prior year quarter due to higher subscription rates related to a third AW139 SAR helicopter placed into service • Sequential quarter increase primarily due to charter flights with non-subscription customers • Subsequent to September 30, 2014, we withdrew the third SAR helicopter from service • Operate AW139 SAR helicopters out of Galveston, TX and Fouchon, LA providing 24/7 emergency services covering the entire U.S. Gulf of Mexico $4,614 $5,666 $5,095 $5,666 – $2,500 $5,000 $7,500 $10,000 Q3 2013 Q3 2014 Q2 2014 Q3 2014 299 348 258 348 0 250 500 750 1,000 Q3 2013 Q3 2014 Q2 2014 Q3 2014

11 • Decline in revenues primarily due to contract which ended on June 30, 2014 • Currently operate three contracts with a mix of helicopters owned by Era, leased-in by Era or owned by the hospitals ̶ New England ̶ Maine ̶ North Carolina Air Medical Revenue ($000s) Flight Hours 1% 13% 22% 18% $3,288 $2,569 $3,137 $2,569 – $1,000 $2,000 $3,000 $4,000 $5,000 Q3 2013 Q3 2014 Q2 2014 Q3 2014 1,224 1,239 1,100 1,239 0 500 1,000 1,500 2,000 2,500 Q3 2013 Q3 2014 Q2 2014 Q3 2014

12 • Decline in revenues over the prior year quarter due to reduced activity primarily driven by adverse weather conditions • Sequential quarter increase driven by normal seasonality • Seasonal business which operate AS350s out of bases in Juneau and Denali, Alaska from mid- May to mid-September during tourist season each year ̶ Block space is allocated to cruise lines and seats are sold directly to customers Flightseeing Revenue ($000s) Flight Hours 8% 37% 14% 39% $4,390 $4,043 $2,946 $4,043 – $2,500 $5,000 $7,500 Q3 2013 Q3 2014 Q2 2014 Q3 2014 1,744 1,505 1,080 1,505 0 500 1,000 1,500 2,000 2,500 Q3 2013 Q3 2014 Q2 2014 Q3 2014

13 • Strong operating revenues this quarter primarily due to increased fuel sales • Era operates a fixed based operation (“FBO”) at Ted Stevens Anchorage International Airport that sells fuel on an ad-hoc basis and leases hangar and office space FBO 33% 25% Revenue ($000s) $2,671 $3,562 $2,858 $3,562 – $2,500 $5,000 $7,500 $10,000 Q3 2013 Q3 2014 Q2 2014 Q3 2014

14 C u r r e n t O r d e r B o o k O p t i o n s Delivery Class Type Number Remaining Amount Firm Cancellable 2014 Heavy AW189 3 $33.2 – 2015 Heavy AW189 2 $13.2 $15.5 2015 Heavy S92 1 $17.2 – 2016 Heavy AW189 3 – $47.4 2016 Heavy S92 2 $51.3 – 2017 Heavy AW189 2 – $32.2 2017 Heavy S92 1 $26.4 – TBD Light Twin AW169 5 – $40.0 19 $141.3 $135.1 Note: Capital commitments shown by year of scheduled helicopter delivery (not year in which cash is spent); US$mm estimates as of 9/30/14; Deposits already paid for firm commitments include US$20.3mm for 4 AW189s and $33.8mm for 4 S92s Class Type Number Remaining Amount Firm Cancellable Heavy AW189 10 – $159.5 Heavy S92 5 – $175.5 Medium AW139 3 – $36.5 18 – $371.5 Helicopter Order and Options Book

2011 2012 2013 2014 2015 Model Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun AW139 AW139 AW139 AW139 AW139 AW139 AW139 AW139 AW139 AW139 AW139 EC225 EC225 EC225 15 Aeroleo Fleet Evolution EC225 AW139 3 9 Rio de Janeiro Current Aeroleo Fleet• By May 2015, all of Aeroleo’s existing helicopters are expected to be operating on long-term contracts (fully utilized for the first time) ̶ 2 additional AW139s are being sent to Brazil at year-end to support operations • Petrobras tender for heavy and medium helicopters due early December = under contract = not under contract = not in country Brazil Update – An Inflection Point

16 Houma Base Expansion Base Plan Construction Progress • Houma, LA base expansion project progressing ̶ When completed, it will be the premier helicopter operating facility in the Gulf Coast area • Expected total cost of $22mm ̶ $11mm incurred to date ̶ Customers funding portion of capital cost

17 Financial Review

Era GROUP INC.

Period Over Period Comparison

($000s)	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	$ Change	% Variance
Operating revenues	$ 90,510	$ 80,997	$ 9,513	12%
Operating expenses	54,282	51,338	2,944	(6%)
G&A expenses	12,941	9,683	3,258	(34%)
Depreciation	11,746	11,340	406	(4%)
Gains on asset dispositions	42	2,560	(2,518)	(98%)
Operating income	11,583	11,196	387	3%
Interest income	130	155	(25)	(16%)
Interest expense	(3,629)	(4,394)	765	17%
SEACOR management fees	-	-	-	n/m
Derivative gains (losses), net	(1,703)	(96)	(1,607)	(1674%)
Note Receivable Impairment	-	-	-	n/m
Foreign currency gains (losses), net	(485)	409	(894)	n/m
Other, net	(3)	7	(10)	n/m
Income tax expense	(2,868)	(2,715)	(153)	n/m
Equity earnings, net	1,286	526	760	144%
Net income	$ 4,311	$ 5,088	$ (777)	(15%)
Net loss attributable to NCI in subsidiary	(45)	116	(161)	n/m
Net income attributable to Era Group Inc.	$ 4,266	$ 5,204	$ (938)	(18%)
Adjusted EBITDA	$ 24,886	$ 25,427	$ (541)	(2%)
% Margin	27%	31%		
Adjusted EBITDA Excluding Gains	$ 24,844	$ 22,867	$ 1,977	9%
% Margin	27%	28%		

18

GROUP INC.

Sequential Quarter Comparison

($000s)	Three Months Ended 30-Sep	Three Months Ended 30-Jun	$ Change	% Variance
Operating revenues	$ 90,510	$ 86,580	$ 3,930	5%
Operating expenses	54,282	54,679	(397)	1%
G&A expenses	12,941	10,065	2,876	(29%)
Depreciation	11,746	11,425	321	(3%)
Gains on asset dispositions	42	3,139	(3,097)	(99%)
Operating income	11,583	13,550	(1,967)	(15%)
Interest income	130	143	(13)	(9%)
Interest expense	(3,629)	(3,840)	211	5%
SEACOR management fees	-	-	-	n/m
Derivative losses, net	(1,703)	(11)	(1,692)	(15382%)
Note Receivable Impairment	-	(2,457)	2,457	n/m
Foreign currency gains (losses), net	(485)	21	(506)	n/m
Other, net	(3)	13	(16)	n/m
Income tax expense	(2,868)	(2,759)	(109)	(4%)
Equity earnings, net	1,286	536	750	140%
Net income	$ 4,311	$ 5,196	$ (885)	(17%)
Net loss attributable to NCI in subsidiary	(45)	25	(70)	n/m
Net income attributable to Era Group Inc.	$ 4,266	$ 5,221	$ (955)	(18%)
Adjusted EBITDA	$ 24,886	$ 25,534	$ (648)	(3%)
% Margin	27%	29%		
Adjusted EBITDA Excluding Gains	$ 24,844	$ 22,395	$ 2,449	11%
% Margin	27%	26%		

19

20 Leverage Metrics Total Liquidity (US$mm)(a) Healthy Leverage Metrics and Ample Liquidity to Pursue Opportunities Note: As reported GAAP basis (a) At period end $149 $164 $176 $136 $244 $244 $244 $25 $28 $32 $31 $25 $15 $40 $174 $193 $209 $167 $270 $259 $285 – $50 $100 $150 $200 $250 $300 Mar-13 Jun-13 Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Availability on revolver Cash and equivalents 3.3x 2.8x 2.6x 3.0x 3.1x 3.2x 3.2x 6.4x 6.0x 5.5x 5.3x 5.3x 5.7x 5.9x 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x Mar‐13 Jun‐13 Sep‐13 Dec‐13 Mar‐14 Jun‐14 Sep‐14 Total debt / Adjusted EBITDA Adjusted EBITDA / interest expense

21 Appendix

22 Owned Joint Ventured Leased-In Managed Total Average Age(a) Heavy: EC225 9 – – – 9 4 Total Heavy 9 – – – 9 Medium: AW139 38 1 – – 39 5 B212 9 – – – 9 36 B412 6 – – – 6 33 S76 A/A++ 2 – – – 2 24 S76 C+/C++ 5 – – 1 6 8 Total Medium 60 1 – 1 62 Light – twin engine: A109 7 – – 2 9 8 BK-117 – – 2 1 3 N/A EC135 17 – 2 1 20 6 EC145 3 – – 2 5 6 Total Light – twin engine 27 – 4 6 37 Light – single engine: A119 17 – – – 17 8 AS350 35 – – – 35 18 Total Light – single engine 52 – – – 52 Total Helicopters 148 1 4 7 160 12 (a) Average for owned fleet Fleet Overview

23 • Era continues to generate substantial free cash flow before growth capex • Flexibility to deploy capital for attractive opportunities ̶ growth via organic capex or strategic acquisitions ̶ return of capital to shareholders • Existing capital commitments can be funded via combination of cash-on-hand, cash flow from operations and temporary borrowings under our revolving credit facility Capitalization and Financial Policy September 30, 2014 ($000s) Cash and cash equivalents $40,357 Credit facility $55,000 Promissory notes 28,123 Total secured debt $83,123 7.750% Senior Notes $200,000 Total debt $283,123 Net debt $242,766 Shareholders' Equity $456,653 Total capitalization $739,776 Total Debt / Adjusted EBITDA 3.2x Adjusted EBITDA / Interest Expense 5.9x Net Debt / Net Capitalization 35% Total Debt / Total capitalization 38% Available under credit facility $244,325

24 Notes: 1) NAV calculation only includes fair market value of helicopters that we own; it does not include any value for leased-in or managed helicopters that we operate 2) Helicopter fair market values based on annual desktop appraisal performed by Ascend Worldwide; new helicopters delivered subsequent to the last appraisal are reflected at gross cost; new Ascend appraisal will be performed before year end NAV per Share Calculation (as of 9/30/2014) (in million, except share data) + FMV of Helicopters $927 + NBV of Other PP&E 128 + Working Capital 78 + Other Net Tangible Assets 44 - Long-term Debt (280) - Deferred Taxes (217) Net Asset Value $680 Diluted Share Count 20.2 Current Share Price (11/4/2014) $23.70% (Disc) / Prem NAV per Share (excl. Deferred Taxes) $44.36 (46.6%) NAV per Share (incl. Deferred Taxes) $33.70 (29.7%) Net Book Value Per Share $22.65 4.6%

25 (a) Primarily oil and gas services, but also includes revenues from activities such as firefighting and utility support Operating Revenues by Line of Service Three Months Ended ($000s) 30-Sep-14 30-Jun-14 31-Mar-14 31-Dec-13 30-Sep-13 Oil and gas:(a) U.S. Gulf of Mexico $52,870 $51,715 $49,141 $45,435 $40,503 Alaska 7,984 9,305 6,197 6,885 14,003 International 1,514 173 1,245 1,228 1,248 Total oil and gas $62,368 $61,193 $56,583 $53,548 $55,754 Dry-Leasing 12,392 11,466 10,876 11,566 10,376 Search and rescue 5,666 5,095 6,152 5,417 4,614 Air medical services 2,569 3,137 3,091 3,135 3,288 Flightseeing 4,043 2,946 – – 4,390 FBO 3,562 2,858 2,842 2,434 2,671 Eliminations (90) (115) (101) (102) (96) $90,510 $86,580 $79,443 $75,998 $80,997

26 Note: Does not include hours flown by helicopters in our dry-leasing line of service (a) Primarily oil and gas services, but also includes revenues from activities such as firefighting and utility support Flight Hours by Line of Service Three Months Ended 30-Sep-14 30-Jun-14 31-Mar-14 31-Dec-13 30-Sep-13 Oil and gas:(a) U.S. Gulf of Mexico 10,594 11,065 9,447 10,304 10,003 Alaska 939 1,122 682 895 2,860 International – – 57 62 60 Total oil and gas 11,533 12,187 10,186 11,261 12,923 Search and rescue 348 258 382 305 299 Air medical services 1,239 1,100 951 1,059 1,224 Flightseeing 1,505 1,080 – – 1,744 14,625 14,625 11,519 12,625 16,190

GROUP INC.

Financial Highlights

($ millions)	Fiscal Year 2009	2010	2011	2012	2013	9 Mos. Ended Sept. 30, 2014	2013
Revenue	$ 235.7	$ 235.4	$ 258.1	$ 272.9	$ 299.0	$ 256.5	$ 223.0
Operating Expenses	148.0	147.2	162.7	167.2	186.6	158.6	141.4
G&A	21.4	25.8	31.9	34.8	38.9	34.3	28.4
Depreciation	37.3	43.4	42.6	42.5	45.6	34.5	34.4
Gains on Asset Dispositions	0.3	0.8	15.2	3.6	18.3	6.1	17.8
Operating Income	29.3	19.8	36.1	32.0	46.2	35.2	36.6
Other Income (Expense):							
Interest Income	0.1	0.1	0.7	0.9	0.6	0.4	0.5
Interest Expense	-	(0.1)	(1.4)	(10.6)	(18.1)	(11.2)	(13.7)
Intercompany Interest	(20.3)	(21.4)	(23.4)	-	-	-	-
Derivative Gains (Losses)	0.3	(0.1)	(1.3)	(0.5)	(0.1)	(1.7)	(0.1)
Note Receivable Impairment	-	-	-	-	-	(2.5)	-
Foreign Currency Transactions	1.4	(1.5)	0.5	0.7	0.7	(0.5)	0.5
SEACOR Corporate Charges	(5.5)	(4.6)	(8.8)	(2.0)	(0.2)	-	(0.2)
All Other Income or Expense	-	-	-	-	-	0.0	0.0
	(24.0)	(27.6)	(33.7)	(11.5)	(17.1)	(15.5)	(13.0)
Income before Taxes and Equity Earnings	5.3	(7.8)	2.4	20.5	29.1	19.7	23.6
Income Taxes	2.9	(4.3)	0.4	7.3	11.7	8.1	8.7
Income before Equity Earnings	2.4	(3.5)	2.0	13.2	17.4	11.6	14.9
Equity Earnings	(0.5)	(0.1)	0.1	(5.5)	0.9	2.3	1.8
Net Income	$ 1.9	$ (3.6)	$ 2.1	$ 7.7	$ 18.3	$ 13.9	$ 16.6
Adjusted EBITDA[(a)]	$ 67.9	$ 61.8	$ 82.2	$ 78.8	$ 95.3	$ 72.2	$ 75.3
Adjusted EBITDA Excluding Gains[(a)]	67.6	61.0	67.0	75.2	77.0	66.1	57.4

(a) See next page for Adjusted EBITDA reconciliation to Net Income (Loss)

27

Era GROUP INC.

Reconciliation of Non-GAAP Financial Measures

- Historically, SEACOR charged its corporate costs and overhead charges to all of its operating divisions
  - These charges have been excluded from Adjusted EBITDA to more accurately reflect Era's historical results if we had not been a SEACOR subsidiary
- Effective as of the spin-off, Era pays SEACOR a fixed fee pursuant to the TSA. The initial annualized fee was $3.4 million. As Era transitions the functions covered by the TSA, the amount paid to SEACOR will be reduced
- Adjusted EBITDA reflects special items:
  - Non-recurring executive severance adjustments of $0.4 million, $4.2 million, and $0.7 million in FY 2010, 2011 and 2012, respectively, and $2.5 million in Q3 2014
  - An adjustment for IPO related fees and expenses of $2.9 million in FY 2012
  - Impairment of our investment in Aeróleo in the first quarter of 2012 ($5.9 million)
  - A one-time charge related to operating leases on certain air medical helicopters in Q3 2013 of $2.0 million
  - A pre-tax impairment charge of $2.5 million in Q2 2014 representing a reserve against a note receivable

Historical EBITDA and Adjusted EBITDA

	Fiscal Year					9 Mos. Ended Sept. 30,	
(USD$ in thousands)	2009	2010	2011	2012	2013	2014	2013
Net Income (Loss)	1,839	(3,639)	2,108	7,747	18,304	13,881	16,627
Depreciation	37,358	43,351	42,612	42,502	45,561	34,458	34,432
Interest Income	(52)	(109)	(738)	(910)	(591)	(418)	(452)
Interest Expense	13	94	1,376	10,648	18,050	11,222	13,739
Income Tax Expense (Benefit)	2,883	(4,301)	434	7,298	11,727	8,130	8,691
EBITDA	62,369	56,833	69,202	67,285	93,051	67,273	73,037
SEACOR Management Fees	5,481	4,550	8,799	2,000	168	-	168
Special Items	-	379	4,171	9,552	2,045	4,919	2,045
Adjusted EBITDA	67,850	61,762	82,172	78,837	95,264	72,192	75,250
Gains on Asset Dispositions, Net ("Gains")	(316)	(764)	(15,172)	(3,612)	(18,301)	(6,072)	(17,837)
Adjusted EBITDA Excluding Gains	67,534	60,998	67,000	75,225	76,963	66,120	57,413

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29 Quarterly Reconciliation of Non-GAAP Financial Measures Quarterly Historical EBITDA and Adjusted EBITDA Three Months Ended (USD$ in thousands) 31-Mar-13 30-Jun-13 30-Sep-13 31-Dec-13 31-Mar-14 30-Jun-14 30-Sep-14 Net Income (Loss) 6,589 4,950 5,088 1,677 4,374 5,196 4,311 Depreciation 11,661 11,431 11,340 11,129 11,287 11,425 11,746 Interest Income (147) (150) (155) (139) (145) (143) (130) Interest Expense 4,732 4,613 4,394 4,311 3,753 3,840 3,629 Income Tax Expense (Benefit) 3,578 2,398 2,715 3,036 2,503 2,759 2,868 EBITDA 26,413 23,242 23,382 20,014 21,772 23,077 22,424 SEACOR Management Fees 168 - - - - - - Special Items - - 2,045 - - 2,457 2,462 Adjusted EBITDA 26,581 23,242 25,427 20,014 21,772 25,534 24,886 Gains on Asset Dispositions, Net ("Gains") (10,801) (4,476) (2,560) (464) (2,891) (3,139) (42) Adjusted EBITDA Excluding Gains 15,780 18,766 22,867 19,550 18,881 22,395 24,844